Exhibit 10.23

YELLOW CORPORATION
PERFORMANCE STOCK UNIT AGREEMENT

Participant: [ ]

Grant Date: [ ]

Target Number of Performance Stock Units (the “Target PSUs”): [ ]

Potential Range of Target Achievement: 0 to [ ]

Maximum Number of Shares of Common Stock that may be issued pursuant to this Agreement (the “Maximum Shares”): [__________]

* * * * *

THIS PERFORMANCE STOCK UNIT AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Yellow Corporation, a corporation organized in the State of Delaware (the “Company”), and the Participant specified above, pursuant to the YRC Worldwide Inc. 2019 Incentive and Equity Award Plan, as in effect and as amended from time to time (the “Plan”), which is administered by the Committee.

WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the Performance Stock Units (“PSUs”) provided herein to the Participant, which constitute Performance Awards under the Plan.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

1.
Incorporation By Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the Performance Stock Unit Award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of this Agreement shall control.
2.
Grant of Performance Stock Unit Award. The Company hereby grants to the Participant, as of the Grant Date specified above, the number of Target PSUs specified above, with the actual number of shares of Common Stock to be earned pursuant to this Award contingent upon satisfaction of the vesting conditions described in Section 3 hereof, subject to Section 4, which may not exceed the Maximum Shares. Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of the shares of Common Stock underlying the PSUs, except as otherwise specifically provided for in the Plan or this Agreement.
3.
Vesting. The PSUs shall vest, if at all, following the close of the [●] year period immediately following the Grant Date (the “Performance Period”) based upon the Company’s achievement of the performance goals for the Performance Period as set forth in Appendix A attached hereto (collectively, the “Performance Conditions”), subject to the Participant’s continuous employment or service with the Company or a Subsidiary through end of the Performance Period pursuant to Section 4 hereto. The range of PSUs which may vest shall depend on the extent to which the Performance Conditions are satisfied. The number of PSUs that will vest during the Performance Period shall be determined following the Committee’s certification of achievement of the Performance Conditions, which shall occur within sixty (60) calendar days following the end of the Performance Period (such date, the “Certification Date”), and the vested PSUs, if any, shall be settled in accordance with Section 6 hereto. For the avoidance of doubt, if the level of achievement of the Performance Conditions results in zero percent (0%) of the Target PSUs to be deemed vested, all PSUs awarded under this Agreement shall be forfeited and cancelled for no consideration therefor.
4.
Separation from Service; Forfeiture.
(a)
Subject to Section 4(b) below, in the event of the Participant’s Separation from Service prior to the end of the Performance Period, the PSUs shall be immediately forfeited and cancelled on the date of Separation from Service without consideration therefor, and the Participant shall have no further rights to such PSUs hereunder.
(b)
Notwithstanding the foregoing,
(i)
In the event of a Qualifying Termination (as defined herein) prior to the Certification Date, a pro-rata portion of the PSUs (based on the number of days of employment or service actually served during the Performance Period compared to the total number of days in the Performance Period), shall remain outstanding and eligible to vest on the Certification Date in accordance with Section 3 hereof. Any PSUs that do not vest in accordance with the foregoing shall be immediately forfeited and cancelled as of the Certification Date without consideration therefor, and the Participant will have no further rights to such PSUs hereunder.
(ii)
In the event of the Participant’s Separation from Service due to the Participant’s death or Disability (as defined herein) prior to the Certification Date, all PSUs shall remain outstanding and eligible to vest on the Certification Date in accordance with Section 3 hereof. Any PSUs that do not vest in accordance with the foregoing shall be immediately forfeited and cancelled as of the Certification Date without consideration therefor, and the Participant will have no further rights to such PSUs hereunder.
(iii)
Notwithstanding the foregoing, in the event of the Participant’s Qualifying Termination prior to the end of the Performance Period that occurs within twelve (12) months following a Change in Control, the Performance Condition shall be deemed satisfied at the target level, and the Target PSUs shall be settled no later than thirty (30) days following the date of such Qualifying Termination.
5.
Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings provided below:
(i)
“Cause” means (i) the Participant’s willful misconduct or gross negligence in the performance of the Participant’s duties to the Company; (ii) the Participant’s continued refusal to substantially perform the Participant’s material duties to the Company or to follow the lawful directives of the Company’s Board of Directors (other than as a result of death or physical or mental incapacity) that continues after written notice from the Company; (iii) the Participant’s indictment for, conviction of, or pleading of guilty or nolo contendere to, a felony or any crime involving moral turpitude; (iv) the Participant’s performance of any material act of theft, embezzlement, fraud, malfeasance, dishonesty or misappropriation of the Company’s property; or (v) material breach of this Agreement or any other agreement with the Company, or a material violation of the Company’s code of conduct or other written policy that is not cured within ten (10) days of notice from the Company.
(ii)
“Disability” means the Participant’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months or is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Participant’s employer. The existence of a Disability shall be evidenced by such medical certification as the Secretary of the Company shall require and as the Committee approves.
(iii)
“Good Reason” means the occurrence of any of the following events: (i) reduction in Participant’s base salary or target bonus, (ii) any material diminution in Participant’s titles, duties or responsibilities or the assignment to Participant of duties or responsibilities that materially impairs Participant’s ability to perform the duties or responsibilities then assigned to the Participant or normally assigned to someone in the Participant’s role of an enterprise of the size and structure of the Company, (iii) the assignment of duties to the Participant that are materially inconsistent with the Participant’s position with the Company, or (iv) a material breach of this Agreement or any other material, written agreement with Participant. For purposes of this Agreement, Participant shall have Good Reason to terminate employment if, within thirty (30) days after Participant knows (or has reason to know) of the occurrence of any of the events described above, Participant provides written notice requesting cure to the Board of such events, and the Board fails to cure, if curable, such events within thirty (30) days following receipt of such notice, and the Participant actually terminates employment within ninety (90) days following the expiration of such cure period.

(iv) “Qualifying Termination” means a termination of the Participant’s service with the Company or an Affiliate (x) by the Company (or Affiliate, as applicable) without “Cause” (y) by the Participant for Good Reason, or (z) as a result of the Participant’s Retirement.

(v) “Retirement” means a Separation from Service due to the Participant’s retirement if, at such time, (i) the Participant is age 50 or older and (ii) the sum of Participant’s age plus total years of service with the Company or an Affiliate equals at least 65 years; provided, that no such Separation from Service shall constitute “Retirement” without the consent of the Committee.

6.
Settlement of Vested PSUs. The Company shall, as soon as reasonably practicable following the Certification Date, but in no event later than March 15th of the calendar year immediately following the end of the Performance Period (the “Outside Settlement Date”), deliver to the Participant the number of Shares that correspond to the number of PSUs (if any) that have become vested in accordance with this Agreement. The Committee may, in its sole discretion, settle any PSUs by payment to the Participant in cash of an amount equal to the Fair Market Value of the Shares as of the payment date. For the avoidance of doubt, the Participant acknowledges and agrees that if the Committee determines that, as of the Certification Date, an insufficient number of authorized Shares are reserved under the Plan to settle vested PSUs, the Committee may provide for any of the following (or a combination thereof): (i) the settlement of the Shares (or any portion therefore) be delayed until the Company’s shareholders approve the reservation of a sufficient number of additional Shares under the Plan, (ii) to the extent permitted by law, the vested PSUs be settled by delivery of Shares authorized for issuance under a successor equity incentive plan of the Company or (iii) any vested PSUs be settled by payment to the Participant of cash of an amount equal to the Fair Market Value of the Shares as of the payment date, provided that in all events such settlement or payment, as applicable, will occur not later than the Outside Settlement Date.
7.
No Rights as Stockholder. The Participant shall have no rights as a stockholder (including, without limitation, voting rights and rights to dividends) with respect to any shares of Common Stock covered by any PSU, unless and until such shares of Common Stock have been settled and delivered to the Participant pursuant to Section 4(b)(iii) or Section 6 hereof.
8.
Non-Transferability. No portion of the PSUs may be sold, assigned, transferred, encumbered, hypothecated or pledged by the Participant, other than to the Company as a result of forfeiture of the PSUs as provided herein, unless and until payment is made in respect of vested PSUs in accordance with the provisions hereof and the Participant has become the holder of record of the vested shares of Common Stock issuable hereunder.
9.
Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law principles thereof.
10.
Taxes. To the extent the Participant has taxable income in connection with the grant, vesting, payment or delivery of the PSUs, the Company is authorized to withhold from any compensation payable to Participant, including shares of Common Stock that the Company is to deliver to the Participant, or require the Participant to remit to the Company any taxes required to be withheld by foreign, federal, state, provincial or local law. By executing this Agreement, the Participant authorizes the Company to withhold any applicable taxes.
11.
Entire Agreement; Amendment. This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. For the avoidance of doubt, the vesting terms in this Agreement shall supersede the vesting terms that may be provided in any employment agreement or severance agreement to which the Participant may be a party. The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan. This Agreement may also be modified or amended by a writing signed by both the Company and the Participant. The Company shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.
12.
Notices. Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the General Counsel (or its designee) of the Company, or, if not available, the Board. Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.
13.
No Right to Service. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or its Subsidiaries to terminate the Participant’s service at any time, for any reason and with or without Cause.
14.
Compliance with Laws. The grant of PSUs shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law, rule regulation or exchange requirement applicable thereto. The Company shall not be obligated to issue the PSUs pursuant to this Agreement if any such issuance would violate any such requirements. As a condition to the settlement of the PSUs, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation.
15.
Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the PSUs are intended to be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent as is reasonable under the circumstances.
16.
Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign (except in accordance with Section 6 hereof) any part of this Agreement without the prior express written consent of the Company.

17.
Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.
18.
Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.
19.
Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.
20.
Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.
21.
Acquired Rights. The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time, subject to the limitations contained in the Plan or this Agreement; (b) the Award of PSUs made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; and (c) no past grants or awards (including, without limitation, the PSUs awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever.
22.
Forfeiture and Claw-Back Provisions. Notwithstanding any other provision in this Agreement, all PSUs (including any proceeds, gains or other economic benefit actually or constructively received with respect thereto) shall, unless otherwise determined by the Committee or required by applicable law, be subject to the provisions of any claw-back policy implemented by the Company or otherwise required by applicable law, whether or not such claw-back policy was in place at the Grant Date and whether or not the PSUs are vested. * * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

YELLOW CORPORATION

By:

Name: ___________________

Title: ____________________

PARTICIPANT

By: